Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-221149 on Form S-3 and Nos. 333-213703 and 333-228922 on Forms S-8, of FB Financial Corporation of our report dated March 12, 2019 with respect to the consolidated financial statements of FB Financial Corporation, which report appears in this Annual Report on Form 10-K of FB Financial Corporation for the year ended December 31, 2018.

/s/ Crowe LLP

Franklin, Tennessee
March 12, 2019